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                                                                      Exhibit 11

                               HALE AND DORR LLP
                         C O U N S E L O R S  A T  L A W

                                www.haledorr.com
                       60 STATE STREET o BOSTON, MA 02109
                         617-526-6000 o FAX 617-526-5000



                                                          February 15, 2002


Kobren Insight Funds
  on behalf of Kobren Growth Fund
20 William Street, Suite 310
Wellesley Hills, MA 02181

Ladies and Gentlemen:

      Kobren Insight Funds (the "Trust"), formerly known as Insight Premier Funds, is organized as a Massachusetts business trust under a Declaration of Trust dated September 13, 1996, as amended from time to time (as so amended, the "Declaration of Trust"). The beneficial interests thereunder are represented by transferable shares of beneficial interest, $0.001 par value.

      The Trustees have the powers set forth in the Declaration of Trust, subject to the terms, provisions and conditions therein provided.

      Pursuant to Article V, Section 5.1 of the Declaration of Trust, the number of shares of beneficial interest authorized to be issued under the Declaration of Trust is unlimited and the Trustees are authorized to divide the shares into one or more series of shares and one or more classes thereof as they deem necessary or desirable.

      Pursuant to Article V, Section 5.4 of the Declaration of Trust, the Trustees are empowered in their discretion to issue shares of any series for such amount and type of consideration, including cash or property, and on such terms as the Trustees may deem best (or for no consideration if pursuant to a share dividend or split-up), all without action or approval of the shareholders.

      Pursuant to Article V, Section 5.11 of the Declaration of Trust, the Trustees have established three separate series of shares designated "Kobren Growth Fund," "Kobren Moderate Growth Fund," and Kobren Delphi Value Fund."

      On February 11, 2002, the Trustees authorized the officers of the Trust to enter into an Agreement and Plan of Reorganization between Kobren Growth Fund and Kobren Moderate Growth Fund (the "Agreement and Plan of Reorganization"), and to determine the appropriate number of shares to be registered, to register with the Securities and Exchange Commission, and to issue and sell to the public, such shares.

      We have examined the Declaration of Trust and By-Laws, each as amended from time to time, of the Trust, a draft of the Agreement and Plan of Reorganization, resolutions of the Board of Trustees relating to the authorization of the Agreement and Plan of Reorganization and the authorization and issuance of shares of beneficial interest of the Trust, and such other documents as we have deemed necessary or appropriate for the purposes of this opinion, including, but not limited to, originals, or copies certified or otherwise identified to our satisfaction, of such documents, Trust records and other instruments. In our examination of the above documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified of photostatic copies.

      Any reference to "our knowledge," to any matter "known to us," "coming to our attention" or "of which we are aware" or any variation of any of the foregoing shall mean the conscious awareness of the attorneys in this firm who have rendered substantive attention to the Agreement and Plan of Reorganization and the transactions contemplated thereby, of the existence or absence of any facts which would contradict the opinions set forth below. We have not undertaken any independent investigation to determine the existence or absence of such facts, and no inference as to our knowledge of the existence or absence of such facts should be drawn from the fact of our representation of the Trust. Without limiting the foregoing, we have not examined any dockets or records of any court, administrative tribunal or other similar entity, or any electronic or computer databases, in connection with our opinions expressed below.

      Our opinions below are qualified to the extent that they may be subject to or affected by (i) applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting the rights and remedies of creditors generally, (ii) statutory or decisional law concerning recourse by creditors to security in the absence of notice or hearing and (iii) duties and standards imposed on creditors and parties to contracts, including, without limitation, requirements of good faith, reasonableness and fair dealing. Further, we do not express any opinion as to (i) the availability of the remedy of specific performance or any other equitable remedy upon breach of any provision of any agreement whether applied by a court of law or equity, (ii) the successful assertion of any equitable defense, or (iii) the right of any party to enforce the indemnification or contribution provisions of any agreement.

      In rendering the opinion below, insofar as it relates to the good standing and valid existence of the Trust, we have relied solely on a certificate of the Secretary of State of The Commonwealth of Massachusetts, dated as of a recent date, and is rendered as of the date of such certificate and is limited accordingly. We express no opinion as to the tax good standing of the Trust in any jurisdiction.

      For purposes of this opinion letter, we have not made an independent review of the laws of any state or jurisdiction other than The Commonwealth of Massachusetts and we express no opinion with respect to the laws of any other jurisdiction or to any other laws of The Commonwealth of Massachusetts. Further, we express no opinion as to compliance with any state or federal securities or Blue Sky laws, including the securities laws of The Commonwealth of Massachusetts.

      Our opinion below, as it relates to the non-assessability of the shares of the Trust, is qualified to the extent that under Massachusetts law, shareholders of a Massachusetts business trust may be held personally liable for the obligations of the Trust. In this regard, however, please be advised that the Declaration of Trust disclaims shareholder liability for acts or obligations of the Trust and permits notice of such disclaimer to be given in each contract or instrument made or issued by the Trustees of the Trust. Also, the Declaration of Trust provides for indemnification out of Trust property for all loss and expense of any shareholder held personally liable for the obligations of the Trust.

      Assuming satisfaction with all conditions set forth in the draft Agreement and Plan of Reorganization between Kobren Growth Fund and Kobren Moderate Growth Fund and the valid execution and delivery of such Agreement (in the form of such draft Agreement) by the parties thereto, we are of the opinion that all necessary Trust action precedent to the issuance of the shares of beneficial interest of the Trust to be issued pursuant to the Trust's Registration Statement on Form N-14 has been duly taken, and that all such shares, when issued in accordance with the terms of the Agreement and Plan of Reorganization, will be legally and validly issued, fully paid and non-assessable by the Trust, subject to compliance with the Securities Act of 1933, as amended, the Investment Company Act of 1940, as amended, and the applicable state laws regulating the sale of securities.

      We are opining only as to the specific legal issues expressly set forth herein, and no opinion should be inferred as to any other matters. We are opining on the date hereof as to the law in effect on the date hereof, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

      This opinion is furnished to you solely for your use and may not be quoted to or relied upon by any other person or entity or used for any other purpose, without our prior written consent.

      We consent to your filing this opinion with the Securities and Exchange Commission as an exhibit to the Trust's registration statement on Form N-14 and any amendments to the registration statement. Except as provided in this paragraph, this opinion may not be relied upon by, or filed with, any other parties or for any other purpose.


                                               Very truly yours,

                                               /s/ Hale and Dorr LLP

                                               Hale and Dorr LLP


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BOSTON      LONDON*    MUNICH*    NEW YORK     OXFORD*   PRINCETON    RESTON      WALTHAM       WASHINGTON
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Hale and Dorr LLP is a Massachusetts Limited Liability Partnership and includes Professional Corporations
                     * an independent joint venture law firm
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